UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

MEDEQUITIES REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37887 (Commission File Number)	46-5477146 (IRS Employer Identification No.)

3100 West End Avenue, Suite 1000 Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)

Registrant’s telephone number, including area code: (615) 627-4710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07.Submission of Matters to a Vote of Security Holders.

On May 16, 2018, MedEquities Realty Trust, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders of the Company approved all of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 16, 2018 (the “Proxy Statement”). Holders of 24,624,231 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1:  To elect the nine director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
Randall L. Churchey	22,647,907	311,652	1,664,672
John N. Foy	22,644,856	314,703	1,664,672
Steven I. Geringer	15,181,447	7,778,112	1,664,672
Stephen L. Guillard	15,184,648	7,774,911	1,664,672
William C. Harlan	22,645,156	314,403	1,664,672
Elliott Mandelbaum	15,164,265	7,795,294	1,664,672
Todd W. Mansfield	22,763,842	195,717	1,664,672
John W. McRoberts	22,631,003	328,556	1,664,672
Stuart C. McWhorter	14,299,950	8,659,609	1,664,672

Proposal 2:  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

For	Against	Abstentions
24,579,161	14,475	30,595

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedEquities Realty Trust, Inc.

Dated: May 16, 2018	By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Executive Vice President and Chief Financial Officer